FORM 8-K




Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934



Date of Report: March 3, 1999





UNITED MORTGAGE TRUST


     (a Maryland trust)    Commission File Number 333-10109

         IRS Employer Identification No. 75-6496585





1701 N. Greenville Avenue, Suite 403
Richardson  TX  75081
(972) 705-9805


UNITED MORTGAGE TRUST
INDEX TO FORM 8-K

                                                Page Number


Item 2. Acquisition or Disposition of Assets         3

Item 5. Other Information                            4

Signatures                                           4




Item 2. Acquisition or Disposition of Assets

Between December 1, 1998 and February 28, 1999, United
Mortgage Trust ("UMT") acquired twenty-four first lien mortgage notes (including contracts for deed) with a total unpaid principal balance on the date of purchase of $1,261,272, at a discount, for $1,186,479. Funds used to acquire the notes were gross offering proceeds from the closings during December 1998, January and February 1999.
The residential mortgages were chosen for purchase following the investment objectives and policies as set forth in the Declaration of Trust, as amended, dated August
15, 1996, and using the underwriting criteria set forth therein.

All twenty-four of the mortgage notes were acquired from South Central Mortgage, Inc., an affiliate of the Advisor,
Mortgage Trust Advisors, Inc.

The mortgage notes acquired during the period had a blended annual interest rate of 11.30%, a current annual yield of approximately 12.03%, and an investment-to-value ratio of 84.80%, as of the purchase date of the notes. On average they had an unpaid principal balance of $52,450, a term remaining of 356 months and were acquired for approximately
93.90% of the outstanding unpaid principal balance on the notes purchase date.

The Company paid acquisition fees in the amount of $37,838 to the Advisor, Mortgage Trust Advisors, Inc., which represented 3% of the unpaid principal balance of the mortgages acquired.

As of February 28, 1999 the Company had investments in 111 interim mortgages for an aggregate investment of $3,213,812. The interim mortgages had terms of no greater than 12 months and were made to borrowers for the purchase, renovation and sale of single family homes. These loans, which were first lien mortgage notes secured by properties in Texas, had a blended interest rate of 13.02%.

Funds used in the acquisition of the assets were offering proceeds from the sale of shares of the Company.

Item 5. Other Information

Status of Offering

By a unanimous vote of the Trustees of United Mortgage
Trust, we have voted to extend the offering period to December 31, 2000. The offering period was to expire on March 5, 1999.

Thirty-six new shareholders were admitted to the Company during the period December 1, 1998 through February 28,
1999, representing 57,527 shares, and increasing the total number of beneficial owners of shares to 459. Total shares sold during the offering increased to 761,690, and total shares outstanding increased to 771,690, which includes the shares owned by the Advisor, Mortgage Trust Advisors, Inc.
which were acquired prior to the offering.

Gross offering proceeds received from the sale of shares during the period was $1,150,540 increasing the aggregate gross offering proceeds received to $15,233,800. Proceeds from the periods' closings were allocated as follows:
$1,029,573 to the Company; $115,054 or 10% to the Selling
Group Manager for selling commissions; $5,753 or 0.5% to the Selling Group Manager for due diligence fees; and $160 to the Escrow Agent as compensation for distributing interest accrued to subscribers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                UNITED MORTGAGE TRUST


March 3, 1999                   /S/Christine A. Griffin
                                   Christine A. Griffin
                                         President









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